Exhibit 10.2
ANTHROPIC, PBC
2026 EQUITY INCENTIVE PLAN
1.Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s stockholders; and (c) to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Stock Bonus Awards.
2.Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Affiliate” means a Parent, a Subsidiary or any corporation or other entity in which the Company has an equity or other ownership interest or that is directly or indirectly controlled by, controls, or is under common control with the Company, in all cases, as determined by the Board, whether now or hereafter existing.
(c)“Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Affiliate, as such laws, rules, and regulations shall be in effect from time to time.
(d)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Bonus Awards.
(e)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan. Stock Bonus Awards may, but are not required to, have an Award Agreement.
(f)“Board” means the Board of Directors of the Company.
(g)“Cause” means, with respect to the termination of a Participant’s status as a Service Provider, except as otherwise defined in an Award Agreement, (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import) or where it only applies upon or in connection with the occurrence of a change in control and one has not yet taken place): (A) any material breach by Participant of any material written agreement between Participant and the Company and Participant’s failure to cure such breach within thirty (30) days after receiving written notice thereof, that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (B) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (C) Participant’s repeated failure to follow reasonable and lawful instructions from the Board, the Chief Executive Officer or Participant’s direct supervisor(s) and Participant’s failure to cure such condition within thirty (30) days after receiving written notice thereof; (D) Participant’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (E) Participant’s commission of or participation in an act of fraud against the Company; (F) Participant’s intentional material damage to the Company’s business, property or reputation; or (G) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of their relationship with the Company; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies upon or in connection with the occurrence of a change in control, such definition of “cause” shall not apply unless a change in control actually takes place and then only with regard to a termination that occurs upon or in connection with such change in control. For purposes of clarity, a termination without “Cause” does not include any termination that occurs solely as a result of Participant’s death or Disability. The determination as to whether a Participant’s status as a Service Provider for purposes of the Plan has been terminated for Cause shall be made in good faith by any proper officer of the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, subject to Applicable Laws. For purposes of this definition of Cause, the term “Company” will be interpreted to include any Affiliate, or any successor thereto, if appropriate.
(h)“Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:
(i)The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the shares of capital stock of the Company immediately prior to such merger, consolidation or reorganization cease to represent immediately after such merger, consolidation or reorganization at least a majority of the voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization in substantially the same proportions immediately after such merger, consolidation or reorganization as in effect immediately prior to such merger, consolidation or reorganization;
(ii)The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Company securities immediately prior to such transaction, or (z) to a continuing or surviving entity described in Section 2(h)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(h)(i));
(iii)A change in the effective control of the Company, which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(iv)The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities.
For purposes of this Section 2(h), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:
(1)a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate;
(2)a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company;
(3)the Company; and
(4)a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.
No transaction or transactions shall constitute a Change in Control:
(A)as the result of the initial effectiveness of the Company’s amended and restated certificate of incorporation that will become effective immediately prior to the closing of the initial public offering of shares of the Common Stock;
(B)under Section 2(h)(iii) until after the occurrence of the Sunset Time;

(C)if its primary purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions; or
(D)if required for compliance with Code Section 409A, in no event will a Change in Control be deemed to have occurred if a transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(i)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(j)“Code Section 409A” means Code Section 409A, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(k)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board or a committee of the Board in accordance with Section 4 of the Plan.
(l)“Common Stock” means the Class A Common Stock of the Company.
(m)“Company” means Anthropic, PBC, a Delaware public benefit corporation, or any successor thereto.
(n)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a transfer of all or substantially all of the Company’s assets;
(ii)a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person; or
(iii)the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock.
For purposes of this Section 2(n), no changes that result from the initial effectiveness of the Company’s amended and restated certificate of incorporation that will become effective immediately prior to the closing of the initial public offering of shares of the Common Stock will result in a Corporate Transaction.

(o)“Director” means a member of the Board.
(p)“Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time. Notwithstanding the foregoing, if the Participant resides outside the U.S., “Disability” shall have such meaning as is required by Applicable Laws if different.
(q)“Effective Date” means the day immediately prior to the date on which the registration statement covering the initial public offering of the shares of the Common Stock is declared effective by the U.S. Securities and Exchange Commission.
(r)“Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Exchange Program” means a program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under the Plan or a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii).
(u)“Existing Plan” means the Amended & Restated 2021 Stock Plan maintained by the company as of immediately prior to the Effective Date.
(v)“Existing Plan Awards” means any (i) stock option or restricted stock unit award issued and outstanding under the Existing Plan as of immediately prior to the termination of the Existing Plan on the Effective Date (excluding restricted stock unit awards that have satisfied any applicable time and service based vesting conditions as of such time), and (ii) shares of Voting Common Stock previously issued under the Existing Plan pursuant to a stock option or restricted stock award, which shares are outstanding and subject to vesting, repurchase and/or forfeiture as of immediately prior to the termination of the Existing Plan on the Effective Date.
(w)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in such source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws and regulations and in a manner that complies with Code Section 409A.
Notwithstanding the foregoing, the Administrator may use any method to determine the fair market value used in connection with the reporting of, or withholding in relation to, Tax-Related Items or any matter other than setting the exercise price for Options or Stock Appreciation Rights, which method may be the same as, or vary from, subsections (i) through (iii) above, as determined in the Administrator’s sole and absolute discretion.
(x)“Fiscal Year” means the fiscal year of the Company.
(y)“Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.
(z)“Independent Contractor” means any person or entity, including an advisor, consultant or agent, engaged by the Company or an Affiliate to render services to such entity or who renders, or has rendered, services to the Company, or any Affiliate and is compensated for such services, including, without limitation, any person or entity that renders, or has rendered, such services to the Company, or any Affiliate as an employee of a staffing agency, professional employer organization (PEO), employer of record (EOR), consulting firm or similar entity or arrangement.
(aa)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(bb)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(cc)“Option” means a stock option granted pursuant to the Plan.
(dd)“Outside Director” means a Director who is not an Employee.
(ee)“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(ff)“Participant” means the holder of an outstanding Award.

(gg)“Performance Goal” means a formula or standard determined by the Administrator with respect to each Performance Period based on one or more criteria and any adjustment(s) thereto established by the Administrator in its sole and absolute discretion. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any Affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.
(hh)“Performance Period” means the time period during which the Performance Goals or other vesting provisions must be satisfied for Awards. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Administrator.
(ii)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(jj)“Plan” means this 2026 Equity Incentive Plan.
(kk)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.
(ll)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(mm)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(nn)“Section 16(b)” means Section 16(b) of the Exchange Act.
(oo)“Service Provider” means an Employee, Director or Independent Contractor.
(pp)“Share” means a share of Common Stock, as adjusted in accordance with Section 15 of the Plan.
(qq)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a Stock Appreciation Right.

(rr)“Stock Bonus Award” means an Award granted pursuant to Section 10 of the Plan.
(ss)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
(tt)“Sunset Time” means the time at which both the Class F Sunset Time and the Class T Sunset Time have occurred, as such terms are defined in the Company’s amended and restated certificate of incorporation that will become effective immediately prior to the closing of the initial public offering of Shares of the Common Stock.
(uu)“Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.
3.Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Sections 3(b) and 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan will not exceed:
(i)      Shares of Common Stock, plus
(ii)a total number of Shares of Common Stock equal to (1) plus (2) below, provided such amount shall not exceed a maximum of      Shares of Common Stock:
(1)the number equal to the total shares of Voting Common Stock available for issuance pursuant to the Existing Plan immediately prior to the termination of the Existing Plan on the Effective Date, plus
(2)the number equal to the total shares of Voting Common Stock subject to Existing Plan Awards that, after the Effective Date, would have returned to the Existing Plan and become available for issuance pursuant to future awards under the Existing Plan pursuant to Section 3 thereof had the Existing Plan not terminated on the Effective Date.
The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 15 of the Plan, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Code Section 422 and the regulations promulgated thereunder, any Shares that again become available for issuance pursuant to Section 3(c).
(b)Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2027 Fiscal Year and ending on (and including) the first day of the 2036 Fiscal Year, in each case, in an amount equal to the lesser of (i) 5% of the total number of shares of Company common stock (including only, for the avoidance of doubt, all classes of common stock issued by the Company that carry economic rights) outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on an as-converted basis), and (ii) such number of Shares determined by the Board.
(c)Lapsed Awards. To the extent an Award shall expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards.  In addition, any Shares which are retained by the Company upon exercise or settlement of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards.  Shares issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at a price no greater than the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a Participant ceasing to be a Service Provider) shall again be available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.
(d)Assumption or Substitution of Awards by the Company. In connection with the acquisition of another company, the Administrator may determine to substitute or assume outstanding awards granted by such other company by either: (a) assuming such award under this Plan or (b) granting an Award under this Plan in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Administrator elects to assume an award granted by another company, subject to the requirements of Code Section 409A, the purchase price or the exercise price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately. In the event the Administrator elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under this Plan shall not reduce the number of Shares authorized for grant under the Plan.

4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder may be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b)Powers of the Administrator. Subject to the provisions of the Plan and Applicable Laws and/or any applicable Award Agreement, the Administrator will have the authority, in its discretion:
(i)to determine the Fair Market Value in accordance with Section 2(w)(iii);
(ii)to select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions may include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)to institute and determine the terms and conditions of an Exchange Program;
(vii)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii)to correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(ix)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying non-U.S. Applicable Laws, for qualifying for favorable tax treatment under non-U.S. Applicable Laws or facilitating compliance with non-U.S. Applicable Laws (sub-plans may be created for any of these purposes);
(x)to modify or amend each Award (subject to Section 22 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to the terms and conditions of the Plan and compliance with all Applicable Laws);
(xi)adjust Performance Goals to take into account changes in Applicable Laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Administrator deems necessary or appropriate to avoid windfalls or hardships;
(xii)to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;
(xiii)to authorize any person to execute on behalf of the Company any instrument required to give effect to the grant of an Award previously granted by the Administrator;
(xiv)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and
(xv)to make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and other persons and will be given the maximum deference permitted by Applicable Law.
(d)Delegation. To the extent permitted by Applicable Laws, the Board or Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or Officers.
(e)Administration of Awards Subject to Performance Goals. The Administrator will, in its sole discretion, determine the Performance Goals, if any, applicable to any Award (including any adjustment(s) thereto that will be applied in determining the achievement of such Performance Goals). The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall determine and approve the extent to which such Performance Goals have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned.

5.Award Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Bonus Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary.
6.Stock Options.
(a)Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Limitations on Incentive Stock Options. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares subject to each Option will be determined as of the date the Option with respect to such Shares is granted.
(c)Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, if on the last business day of the term of an Option, a Participant is prohibited from exercising the Option and/or engaging in any open-market sales of Common Stock by Applicable Law or pursuant to a “blackout period” set forth in a generally applicable written Company policy, the Administrator may unilaterally amend the Option to extend the term to the date that is thirty (30) days following the date the Participant is no longer prohibited from exercising the Option and/or engaging in such open-market sales; provided that the foregoing will not apply to the extent it would result in any Incentive Stock Option having a maximum term that is longer than is specified in this Section 6(c) or would result in a violation of Code Section 409A.

(d)Option Exercise Price and Consideration.
(i)Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the provisions set forth below.
(1)In the case of an Incentive Stock Option:
(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or
(B)granted to any Employee other than an Employee described in paragraph (A) above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a) or as otherwise permitted by Applicable Laws.
(ii)Exercisability and Vesting. At the time an Option is granted, the Administrator will fix the period within which the Option may vest and/or be exercised and will determine any conditions that must be satisfied before the Option may vest and/or be exercised. An Option will vest and/or become exercisable at such time, and upon such terms, as are determined by the Administrator, which may include completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If an Option vests and/or becomes exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.
(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(e)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment of the exercise or purchase price for the Shares with respect to which the Option is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and their spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or an applicable Award Agreement.
(ii)Termination of Relationship as a Service Provider for any reason other than Disability, Death or Cause. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s Disability, death or Cause, the Participant may exercise their Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, unless otherwise terminated pursuant to the terms of the Plan, the Option will remain exercisable until the expiration of the term of such Option as set forth in the Award Agreement.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise their Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award

Agreement, unless otherwise terminated pursuant to the terms of the Plan, the Option will remain exercisable until the expiration of the term of such Option as set forth in the Award Agreement.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, unless otherwise terminated pursuant to the terms of the Plan, the Option will remain exercisable until the expiration of the term of such Option as set forth in the Award Agreement.
(v)Termination for Cause. If a Participant ceases to be a Service Provider as a result of being terminated for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon the Participant being first notified of their termination for Cause and the Participant will be prohibited from exercising their Option from and after the date of such notification. All the Participant’s rights under any Option, including the right to exercise the Option, may be suspended pending an investigation of whether Participant will be or was terminated for Cause.
(vi)Automatic Extension Due to Trading Restrictions. Notwithstanding anything herein to the contrary, if, on the last business day of a post-termination exercise period during which an Option would otherwise be exercisable, a Participant is prohibited by Applicable Law or a “blackout period” pursuant to a generally applicable written Company policy from exercising the Option and/or engaging in any open-market sales of Common Stock, the final exercise date of such Option will be automatically extended to the date that is thirty (30) days following the date the Participant is no longer prohibited from exercising the Option and/or engaging in such open-market sales, provided such date shall in no event be later than the expiration of the term of such Option as set forth in the applicable Award Agreement.
(vii)Expiration of Unvested Shares. Unless otherwise provided by the Administrator, if on the date a Participant ceases to be a Service Provider, the Participant is not vested as to their entire Option (after giving effect to any acceleration provisions that apply to such Option), the unvested portion of the Option will automatically and immediately terminate and the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise their Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Vesting Criteria and Other Terms. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the Period of Restriction has lapsed. The Period of Restriction will lapse at such time, and upon such terms, as are determined by the Administrator, which may include the completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If the Period of Restriction will lapse upon the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.
(c)Transferability. Except as provided in this Section 7, the Award Agreement or other written agreement between the Company or any of its Affiliates and an applicable Participant, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Dividends and Other Distributions. Unless otherwise provided by the Administrator, during the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares and any such dividends or distributions will be subject to the same terms, including, without limitation, vesting and restrictions on transferability and forfeitability, as the Shares of Restricted Stock with respect to which they were paid.

(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be cancelled and returned as unissued Shares to the Company and again will become available for grant under the Plan.
8.Restricted Stock Units.
(a)Grant. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Unit Awards to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Restricted Stock Units granted under the Plan, including the number of Restricted Stock Units subject to such grant, will be evidenced by an Award Agreement setting forth the terms, conditions, and restrictions (if any) applicable to the grant.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria and other terms applicable to Restricted Stock Unit Awards in its discretion, which, depending on the extent to which the vesting criteria and other terms are met, will determine the number of Restricted Stock Units that settle into shares of Common Stock. A Restricted Stock Unit Award will vest at such time, and upon such terms, as are determined by the Administrator, which may include upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If Restricted Stock Units vest based upon satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria and any other conditions, the Participant will be entitled to have the Restricted Stock Units settled as determined by the Administrator, subject to the limitations set forth herein or in an applicable Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria or other conditions that must be met for the Restricted Stock Units to settle.
(d)Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof. Unless otherwise provided by the Administrator, such dividend equivalents shall be subject to the same terms, restrictions and risk of forfeiture as the Restricted Stock Units with respect to which the dividends accrue and shall not be settled unless and until the related Restricted Stock Units have vested and been earned.
(e)Form and Timing of Settlement. Settlement of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f)Cancellation. On the date set forth in the Award Agreement, all Shares underlying any unvested, unearned Restricted Stock Units (after giving effect to any applicable acceleration provisions that apply to such Restricted Stock Units) will be forfeited to the Company and the underlying Shares will be available for future issuance under the Plan.
9.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Stock Appreciation Rights to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Exercise Price and Other Terms. Each Award of Stock Appreciation Rights will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Rights, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The per share exercise price for the Shares to be issued pursuant to exercise of Stock Appreciation Rights will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(c)Exercisability and Vesting. Stock Appreciation Rights will vest and/or become exercisable at such time, and upon such terms, as are determined by the Administrator, which may include completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If Stock Appreciation Rights vest and/or becomes exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.
(d)Expiration of Stock Appreciation Rights. Stock Appreciation Rights granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(c) of the Plan relating to the maximum term and Section 6(e) of the Plan relating to exercise also will apply to Stock Appreciation Rights, mutatis mutandis.
(e)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)the amount, if any, by which the Fair Market Value of a Share on the date of exercise exceeds the exercise price; by

(ii)the number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may only be made in cash, in Shares of equivalent value, or in some combination thereof.
10.Stock Bonus Awards.
(a)Stock Bonus Awards. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Stock Bonus Awards to Service Providers in such amounts, and subject to such terms, as the Administrator, in its sole discretion, will determine. A Stock Bonus Award is an award of Shares without a purchase price. All Stock Bonus Awards may be made, but are not required to be made, pursuant to an Award Agreement.
(b)Form and Timing of Payment. Payment of a Stock Bonus Award may be made in the form of cash, Shares, or a combination thereof, based on the Fair Market Value of the Shares subject to the Stock Bonus Award on the date of payment, as determined in the sole discretion of the Administrator.
11.Outside Director Limitations. Stock awards granted during a single Fiscal Year under the Plan or otherwise, taken together with any cash fees paid during such Fiscal Year for services on the Board, shall not exceed $1,000,000 in total value for any Outside Director, except with respect to the first year of service in which case any stock awards granted and cash fees paid will not exceed $2,000,000 in total value (calculating the value of any such stock awards, in each case, based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit shall include the value of any stock awards that are granted in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Stock awards granted to an individual while they were serving in the capacity as an Employee or while they were an Independent Contractor but not an Outside Director will not count for purposes of the limitations set forth in this Section 11.
12.Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company or any Affiliate. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and beginning six (6) months following the first (1st) day of such leave, the Incentive Stock Option shall thereafter automatically be treated for tax purposes as a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.
13.Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of their services for the Company or any Affiliates is reduced or increased (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from full-time to part-time or part-time to full-time), the Administrator, in its sole discretion, may (i) make a corresponding reduction or increase in the number of Shares or cash amount subject to any portion of any outstanding Award that is scheduled to vest, settle and/or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction or increase, extend, shorten or otherwise revise the vesting, settlement and/or payment schedule applicable to any outstanding Award (in accordance with all Applicable Laws, including, without limitation, Code Section 409A, as applicable). For the avoidance of doubt although the Administrator has the authority under this section to increase the portion of an Award that vests in a particular time period, the maximum number of Shares subject to an Award may not be increased above the maximum number of Shares granted pursuant to such Award, as adjusted under Section 15. In the event the Administrator takes any action pursuant to this Section 13, the Participant will have no right with respect to any portion of any affected Award.
14.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate provided, however, that in no event may any Award be transferred for consideration to a third-party financial institution.
15.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend or distribution of property, including shares of a subsidiary) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan, the number, class, kind and price of securities covered by each outstanding Award and/or the terms and conditions of any outstanding Award (including, without limitation, any applicable performance targets or criteria with respect thereto). Notwithstanding the foregoing, all adjustments under this Section 15 shall be made in a manner that does not result in taxation under Code Section 409A.

(b)Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Corporate Transaction. In the event of a Corporate Transaction, each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such outstanding Awards; (D) the cancellation of such outstanding Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Awards; provided that, at the discretion of the Administrator and to the extent permissible under all Applicable Laws (including without limitation Code Section 409A), such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; (E) the full or partial acceleration of vesting, settlement, payment and/or expiration of such outstanding Awards as of immediately prior to the Corporate Transaction; (F) the full or partial lapse of forfeiture, repurchase or reacquisition rights with respect to Shares previously acquired pursuant to any Awards as of immediately prior to the Corporate Transaction; (G) the opportunity for Participants to exercise outstanding Options and/or Stock Appreciation Rights prior to the occurrence of the Corporate Transaction and the termination (for no consideration) upon the consummation of such Corporate Transaction of any Options and/or Stock Appreciation Rights not exercised prior thereto; or (H) the cancellation of outstanding Awards in exchange for no consideration.
(d)Change in Control. An Award may be subject to additional acceleration of vesting, settlement, payment and/or expiration upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur unless approved by the Administrator.
16.Tax.
(a)Withholding Requirements. Subject to any limitations provided in an applicable Award Agreement, prior to the delivery of any Shares or cash pursuant to an Award (or exercise or settlement thereof) or prior to any time the Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that the Company or any Affiliate is required to withhold or deduct or that is otherwise applicable with respect to such Award.
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time (but subject to any limitations set forth in an applicable Award Agreement), may require a Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares, (iii) delivering to the Company already-owned Shares, or (iv) such other method as may be set forth in the Award Agreement; provided that, unless specifically permitted by the Company, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or Shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with Applicable Laws.
(c)Compliance With Code Section 409A. If applicable, Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of the application of Code Section 409A.
17.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
18.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
20.Clawback/Recovery. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and/or benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award granted under the Plan shall be subject to the Company’s clawback policy as may be in effect as of the date of grant of such Award, or as such policy is amended or another policy is adopted to comply with Applicable Laws, as applicable. The Administrator may require a Participant to forfeit or return to and/or reimburse the Company for all or a portion of the Award and/or Shares issued under the Award, any amounts paid under the Award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 20 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Company policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Affiliate.
21.Term of Plan. Subject to Section 25 of the Plan, the Plan will become effective as of the Effective Date. The Plan will continue in effect until terminated under Section 22 of the Plan, but no Options that qualify as Incentive Stock Options may be granted after ten (10) years from the earlier of the Board or stockholder approval of the Plan.
22.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. Subject to Section 22(d) of the Plan, no amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(d)Exceptions to Consent Requirement. Subject to any limitations of Applicable Laws and notwithstanding Section 22(c) of the Plan, the Administrator may amend the terms of any one or more Awards or the Plan without an affected Participant’s consent, even if such amendment materially impairs such Participant’s rights, if the amendment is made: (i) in a manner specified by the Plan; (ii) to maintain the qualified status of an Award as an Incentive Stock Option under Code Section 422; (iii) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422 or resets the Incentive Stock Option holding periods applicable to the Award; (iv) to clarify the manner of exemption from, or compliance with, Code Section 409A, in each case so as to avoid the imposition of additional tax or interest under Code Section 409A; or (v) to comply with other Applicable Laws.
23.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to the vesting, exercise, settlement or payment (as applicable) of an Award unless the vesting, exercise, settlement or payment of such Award and the issuance and delivery of such Shares or cash will comply with Applicable Laws as determined by the Company in good faith.
(b)Investment Representations. As a condition to the vesting, exercise, settlement or payment of an Award, the Company may require the Participant to represent and warrant at the time of any such vesting, exercise, settlement or payment that the Shares are being purchased or issued only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
24.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
25.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
26.Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

Employee Number: ###EMPLOYEE_NUMBER###
Employee Grant Number: ###EMPLOYEE_GRANT_NUMBER###
Participant Name: ###PARTICIPANT_NAME###
ANTHROPIC, PBC
2026 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT
You have been granted an Option to purchase Common Stock of Anthropic, PBC (the “Company”) subject to the terms and conditions of this Notice of Stock Option Grant (the “Notice of Grant”), the Anthropic, PBC 2026 Equity Incentive Plan (the “Plan”) and the attached Stock Option Agreement (which includes the Country-Specific Addendum, the “Award Agreement”), as set forth below. Unless otherwise defined herein, the terms used in this Notice of Grant shall have the meanings defined in the Plan.

Date of Grant:	###GRANT_DATE###

Exercise Price per Share:	###GRANT_PRICE###

Total Number of Shares:	###TOTAL_AWARDS###

Type of Option:	###DICTIONARY_AWARD_NAME###

*If this Option was granted by the Company as an incentive stock option (or ISO), this Option shall be treated as an incentive stock option to the maximum extent permitted by Applicable Laws (as reflected in Shareworks from time to time).

Term/Expiration Date:	###EXPIRY_DATE###

Vesting Commencement Date:	###ALTERNATIVE_VEST_BASE_DATE###
Vesting Schedule:
Subject to Section 2 of the Award Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule:
###VEST_SCHEDULE_DESCRIPTION###

Termination Period:
This Option will be exercisable for 3 months after you cease to be a Service Provider, unless such termination is due to your death, Disability or Cause. If your relationship as a Service Provider is terminated as a result of your death or Disability, this Option will be exercisable for 12 months after you cease to be a Service Provider. If your relationship as a Service Provider is terminated for Cause, this Option (including any vested portion thereof) shall immediately terminate in its entirety upon your being first notified such termination for Cause and you will be prohibited from exercising this Option from and after the date of such notification. Except as otherwise provided in this Notice of Grant, any Options that have not vested will be forfeited and will return to the Plan immediately upon the termination of Participant’s status as a Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 15 of the Plan.
By accepting this Option, electronically or otherwise (including through your vesting in the Shares subject to this Option as a result of your performance of services as an Employee, Director, or Independent Contractor and/or your acceptance of Shares issuable upon exercise of this Option), you acknowledge and agree to the following:
•This Option is granted under and governed by the terms and conditions of this Notice of Grant, the Award Agreement and the Plan. In the event of a conflict between the terms of the Plan, the Notice of Grant and the Award Agreement, the terms of the Plan will prevail. Capitalized terms used and not defined in this Notice of Grant will have the meaning set forth in the Plan.
•You have received a copy of the Plan, this Notice of Grant, the Award Agreement, the Plan prospectus, and the Insider Trading Policy and you represent that you have read these documents and are familiar with their terms. Further, you agree to accept as binding, conclusive, and final all decisions and interpretations of the Administrator (or its delegees) regarding any questions relating to this Option and the Plan.
•Vesting of this Option is subject to your continuous status as a Service Provider, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Notice of Grant, the Award Agreement or the Plan changes the nature of that relationship.
•The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. You should consult with your own personal tax, legal, and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

•You consent to electronic delivery and participation as set forth in the Plan and the Award Agreement.

ANTHROPIC, PBC

/s/ Krishna Rao
By:	Krishna Rao
Chief Financial Officer

PARTICIPANT

###PARTICIPANT_NAME###

###REQUIRED_SIGNATURE###

###ACCEPTANCE_DATE###

###HOME_ADDRESS###

ANTHROPIC, PBC
2026 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
1.Grant of Option. The Company hereby grants to the individual (the “Participant”) named in the Notice of Stock Option Grant (the “Notice of Grant”) an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions set forth in the Notice of Grant and in this Stock Option Agreement (the “Award Agreement”) and the Plan, which is incorporated herein by reference. If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
If designated in the Notice of Grant as an Incentive Stock Option (an “ISO”), this Option is intended to qualify as an ISO to the maximum extent permitted under Code Section 422. However, if this Option is intended to be an ISO, to the extent that it exceeds the USD $100,000 rule of Code Section 422(d), it will be treated as a Nonstatutory Stock Option (an “NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as an NSO granted under the Plan. In no event will the Administrator, the Company or any Affiliate or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
2.Vesting Schedule. This Option will vest in accordance with the vesting provisions set forth in the Notice of Grant. Options scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
Notwithstanding the foregoing, pursuant to Section 12 of the Plan, the Administrator shall have the discretion to determine, at any time, whether and to what extent the vesting of this Option shall be suspended during any leave of absence. For purposes of determining when Options that have not vested will be forfeited and will return to the Plan pursuant to the Notice of Grant, Service Provider status for purposes of this Option will end on the day that Participant is no longer providing active service as an Employee, Director, or Independent Contractor unless (i) Participant is on a Company approved leave of absence, or (ii) during any notice period or leave of absence that is required contractually or pursuant to Applicable Laws unless determined otherwise by any Company officer (other than Participant, as applicable) in their sole and absolute discretion, subject to Applicable Laws.

3.Exercise of Option.
(a)Right to Exercise. This Option may be exercised only within the term set forth in the Notice of Grant and may be exercised during such term only in accordance with the Plan and the terms of the Notice of Grant and this Award Agreement.
(b)Method of Exercise. This Option is exercisable by delivery of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), or pursuant to such form and/or procedures as the Administrator may determine which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan, the Notice of Grant and this Award Agreement. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items (as defined below) required to be withheld, paid or provided pursuant to any Applicable Laws. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and any other requirements or restrictions that may be imposed by the Company to comply with Applicable Laws or facilitate administration of the Plan. Notwithstanding the above, Participant understands that the Applicable Laws of the country in which Participant is residing or working at the time of grant, vesting, and/or exercise of this Option (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option, and neither the Company nor any Affiliate assumes any liability in relation to this Option in such case.
4.Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant unless otherwise specified by the Company in its sole discretion:
(a)cash (U.S. dollars); or
(b)check (denominated in U.S. dollars); or
(c)consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
(d)if Participant is subject to Section 16 of the Exchange Act, Participant may direct the Company to withhold Shares to be issued upon exercise of the Option to pay the aggregate Exercise Price and any such disposition of Shares to the Company shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(e).
Participant understands and agrees that, unless otherwise permitted by the Company, any cross-border remittance made to exercise this Option or transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require Participant to provide such entity with certain information regarding the transaction.

5.Tax Obligations.
(a)Withholding Taxes. Regardless of any action the Company or Participant’s employer or the Affiliate to which Participant provides services (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant, vesting, or exercise of this Option, the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with this Option or the Shares (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to this Option or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or any Affiliate or Employer pursuant to Applicable Laws) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or exercise of this Option, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting, or exercise of the Option, the subsequent sale of Shares acquired under the Plan and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Option or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share or Option valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or any Affiliate or Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Satisfaction of Tax-Related Items. As a condition to the grant, vesting and exercise of this Option and as set forth in Section 16 of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Affiliate and Employer for) any Tax-Related Items. No payment will be made to Participant (or his or her estate or beneficiary) related to an Option, and no Shares will be issued pursuant to an Option, unless and until satisfactory arrangements (as determined by the Company) have been made by Participant with respect to the payment of any Tax-Related Items obligations of the Company or any Affiliate or Employer with respect to the grant, vesting or exercise of the Option. In this regard, Participant authorizes the Company and any Affiliate or Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)withholding from Participant’s wages or other cash compensation paid to Participant by the Company or any Affiliate or Employer; or
(ii)withholding from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or
(iii)withholding in Shares to be issued upon exercise of the Option.
Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act, Participant may direct the Company to withhold Shares to be issued upon exercise of the Option to satisfy Participant’s obligations with regard to all Tax-Related Items and any such disposition of Shares to the Company shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(e).
If the obligation for Tax-Related Items is satisfied by withholding Shares, Participant is deemed to have been issued the full number of Shares purchased for tax purposes, notwithstanding that a number of Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of Participant’s participation in the Plan. Participant shall pay to the Company, an Affiliate, or Employer any amount of Tax-Related Items that the Company may be required to withhold, pay or otherwise provide for as a result of Participant’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this Section 5. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
(c)Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing Shares acquired pursuant to this Option requesting the transfer agent for the Company’s stock to notify the Company of any such disposition. Participant’s obligation to notify the Company of any such disposition will continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.
6.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares unless and until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such

Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.
7.No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT SHALL OCCUR ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES PURSUANT TO THE OPTION. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THE NOTICE OF GRANT, THIS AWARD AGREEMENT, THE PLAN THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER OR THE COMPANY OR ANY AFFILIATE TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LOCAL LAWS).
8.Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(b)the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options even if Options have been granted repeatedly in the past;
(c)all decisions with respect to future awards of Options, or other Awards, if any, will be at the sole discretion of the Company;
(d)Participant’s participation in the Plan is voluntary;
(e)the Option and the Shares subject to the Option are extraordinary items that do not constitute regular compensation for services rendered to the Company, any Affiliate or the Employer, and that are outside the scope of Participant’s employment contract, if any;
(f)the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;
(g)the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, any Affiliate or the Employer, subject to Applicable Laws;
(h)the future value of the underlying Shares is unknown and cannot be predicted with certainty, and if the underlying Shares do not increase in value after the Date of Grant, the Option will have no value; further, if Participant exercises the Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;
(i)Participant also understands that neither the Company nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Option (or the calculation of income or Tax-Related Items thereunder);
(j)in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of employment by the Employer (for any reason whatsoever and whether or not in breach of Applicable Laws, including, without limitation, applicable local labor laws) or from the application of any clawback or recoupment policy adopted by the Company or imposed by Applicable Law;
(k)the Option and the benefits under the Plan, if any, will not without the Administrator’s consent transfer to another company in the case of a merger, take-over or transfer of liability; and
(l)unless otherwise agreed with the Company in writing, the Option and the Shares subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or Affiliate.
9.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying this Option. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
10.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, whether in electronic or other form, of Optionee’s Personal Data (as described below) by and among, as applicable, the Company and any Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering, and managing Optionee’s participation in the Plan.

Participant understands that the Company and any Affiliate or designated third parties may hold personal information about Optionee, including, but not limited to, Optionee’s name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Optionee’s country (if different), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Service Recipient and its payroll provider.
Participant understands that Personal Data will be held only as long as is necessary to implement, administer, and manage Optionee’s participation in the Plan. Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke the consent, Optionee’s employment status or service with the Company or any Affiliate will not be affected; the only consequence of refusing or withdrawing Optionee’s consent is that the Company would not be able to grant Options or other Awards to Participant or administer or maintain such Awards. Therefore, Participant understands that refusal or withdrawal of consent will affect Optionee’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Option.
For more information regarding the collection, use, storage, and transfer of Optionee’s Personal Data, Participant should also refer to the Company Employee/HR Data Privacy Policy (which is available to Participant separately and may be updated from time to time).
11.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at the Company’s United States headquarters, or at such other address as the Company may hereafter designate in writing.
12.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.
13.Binding Agreement. Subject to the limitation on the transferability of this Option contained herein, the Notice of Grant, this Award Agreement and the Plan will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or compliance of the Shares upon or with any securities exchange or under any Applicable Laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the grant or vesting of the Option or purchase by, or issuance of Shares to, Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any Applicable Laws. Assuming such compliance, for purposes of the Tax-Related Items, the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares. The Company shall not be obligated to issue any Shares pursuant to this Option at any time if the issuance of Shares, or the exercise of an Option by Participant, violates or is not in compliance with any Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.
15.Lock-Up Agreement. If so requested by the Company (or any successor thereof) or the underwriters in connection with the initial public offering of the securities of the Company (or any successor or parent thereof), or any other transaction pursuant to which the securities of the Company will be exchanged for securities of a company, registered under the Securities Act of 1933, as amended, Participant shall not offer, pledge, sell, contract to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (or any successor thereof) however or whenever acquired without the prior written consent of the Company or such underwriters, as the case may be, for a period of 180 days from the effective date of the registration statement or the consummation of any such transaction, as applicable, and Participant shall execute an agreement reflecting the foregoing as may be requested by the Company (or any successor or parent thereof) or the underwriters at the time of such offering or transaction.
16.Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. If there is a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
17.Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination regarding whether any Shares subject to the Option have vested). All actions taken, and all interpretations and determinations made, by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

18.Electronic Delivery and Acceptance. By accepting this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Notice of Grant, this Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to this or any other Award granted to Participant under the Plan, and/or Participant’s current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to [___________________].
19.Translation. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control, unless otherwise required under Applicable Laws.
20.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any Applicable Laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the Applicable Laws of the country in which he or she is resident at the time of grant, vesting, and/or exercise of this Option or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to this Option or the Shares. Notwithstanding any provision herein, this Option and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement). Participant also understands and agrees that if he works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him as from the Date of Grant, unless otherwise determined by the Company in its sole discretion.
21.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
22.Agreement Severable. If any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

23.Modifications to this Award Agreement. The Notice of Grant, this Award Agreement and the Plan constitute the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein and therein. Modifications to the Notice of Grant and/or this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or the Notice of Grant or this Award Agreement, the Company reserves the right to revise the Notice of Grant and/or this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Option.
24.Agreement to Furnish Information. Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any Applicable Laws.
25.Clawback. Notwithstanding any provision in the Notice of Grant, this Award Agreement or the Plan to the contrary, to the extent required by (a) Applicable Laws, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any Securities Exchange Commission rule, and the listing standards of any national securities exchange or association on which the Company’s securities are listed and/or (b) any policy that may be adopted or amended by the Company from time to time, all Shares issued upon exercise of the Option shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such Applicable Laws and/or policy.
26.Amendment, Suspension or Termination of the Plan. By accepting this Option, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
27.Governing Law and Venue. The Notice of Grant, this Award Agreement or the Plan will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Notice of Grant, this Award Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts.
***

Employee Number: ###EMPLOYEE_NUMBER###
Employee Grant Number: ###EMPLOYEE_GRANT_NUMBER###
Participant Name: ###PARTICIPANT_NAME###
ANTHROPIC, PBC
2026 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT GRANT
You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of this Restricted Stock Unit Grant Notice (the “Notice of Grant”), the Anthropic, PBC 2026 Equity Incentive Plan (the “Plan”) and the attached Restricted Stock Unit Agreement (which includes the Country-Specific Addendum, the “Award Agreement”), as set forth below. Unless otherwise defined herein, the terms used in this Notice of Grant shall have the meanings defined in the Plan.

Date of Grant:	###GRANT_DATE###

Vesting Commencement Date:	###ALTERNATIVE_VEST_BASE_DATE###

Number of Restricted Stock Units:	###TOTAL_AWARDS###
Vesting Schedule:
Subject to Section 3 of the Award Agreement, the Restricted Stock Units will vest in accordance with the following schedule:
###VEST_SCHEDULE_DESCRIPTION###
###CF_EE_GRANT_Acceleration Text###
###CF_EE_GRANT_Acceleration Text 2###
###CF_EE_GRANT_Acceleration Text 3###
If you cease to be a Service Provider for any or no reason before you vest in the Restricted Stock Units, the Restricted Stock Units and your right to acquire any Shares hereunder will terminate in accordance with Section 3 of the Award Agreement.

By accepting this Award, electronically or otherwise (including through your vesting in the Restricted Stock Units subject to this Award as a result of your performance of services as an Employee, Director, or Independent Contractor and/or your acceptance of Shares issuable upon vesting of this Award), you acknowledge and agree to the following:
•This Award is granted under and governed by the terms and conditions of this Notice of Grant, the Award Agreement and the Plan. In the event of a conflict between the terms of the Plan, the Notice of Grant and the Award Agreement, the terms of the Plan will prevail. Capitalized terms used and not defined in this Notice of Grant will have the meaning set forth in the Plan.
•You have received a copy of the Plan, this Notice of Grant, the Award Agreement, the Plan prospectus, and the Insider Trading Policy and you represent that you have read these documents and are familiar with their terms. Further, you agree to accept as binding, conclusive, and final all decisions and interpretations of the Administrator (or its delegees) regarding any questions relating to this Award and the Plan.
•Vesting of the Award is subject to your continuous status as a Service Provider, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Notice of Grant, the Award Agreement or the Plan changes the nature of that relationship.
•The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. You should consult with your own personal tax, legal, and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
•You consent to electronic delivery and participation as set forth in the Plan and the Award Agreement.

ANTHROPIC, PBC

/s/ Krishna Rao
By:	Krishna Rao
Chief Financial Officer

PARTICIPANT

###PARTICIPANT_NAME###

###REQUIRED_SIGNATURE###

###ACCEPTANCE_DATE###

###HOME_ADDRESS###

ANTHROPIC, PBC
2026 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
1.Grant. The Company hereby grants to the individual (the “Participant”) named in the Notice of Restricted Stock Unit Grant (the “Notice of Grant”) an Award of Restricted Stock Units under the Anthropic, PBC 2026 Equity Incentive Plan (the “Plan”), subject to all of the terms and conditions in the Notice of Grant, this Restricted Stock Unit Agreement (the “Award Agreement”) and the Plan, which is incorporated herein by reference. If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
2.Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive one Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to receive Shares pursuant to any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company. Any Restricted Stock Units that vest in accordance with Section 3 may not be settled by delivery of cash and may only be settled by delivery of whole Shares as set forth herein to Participant (or in the event of Participant’s death, to his or her estate), subject to Participant satisfying any Tax-Related Items as set forth in Section 7. Subject to the provisions of Section 4, such vested Restricted Stock Units will be settled by delivery of whole Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2½) months from the end of the Company’s tax year that includes the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year in which Shares will be issued upon payment of any Restricted Stock Units under this Award Agreement. Neither this Section 2 nor any action taken pursuant to or in accordance with this Award Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
3.Vesting Schedule. The Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
Notwithstanding the foregoing, pursuant to Section 12 of the Plan, the Administrator shall have the discretion to determine, at any time, whether and to what extent the vesting of this Award shall be suspended during any leave of absence. For purposes of determining when Restricted Stock Units that have not vested will be forfeited and will return to the Plan pursuant to Section 5 below, Service Provider status for purposes of this Award will end on the day that Participant is no longer providing active service as an Employee, Director, or Independent Contractor unless (i) Participant is on a Company approved leave of absence, or (ii) during any notice period or leave of absence that is required contractually or pursuant to Applicable Laws unless determined otherwise by any Company officer (other than Participant, as applicable) in their sole and absolute discretion, subject to Applicable Laws.
4.Administrator Discretion. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Code Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Code Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Code Section 409A if paid to Participant on or within the six month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six months and one day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be settled in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Code Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of United States Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Award Agreement are exempt from or compliant with Code Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Code Section 409A.
5.Forfeiture upon Termination of Status as a Service Provider. Except as otherwise provided in the Notice of Grant, any Restricted Stock Units that have not vested will be forfeited and will return to the Plan immediately upon the termination of Participant’s status as a Service Provider.
6.Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, if so allowed by the Administrator in its sole discretion, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any Applicable Laws or regulations pertaining to said transfer.
7.Withholding of Taxes. Regardless of any action the Company or Participant’s employer or Affiliate to which Participant provides services (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Restricted Stock

Units or the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with the Restricted Stock Units or the Shares (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. If amounts paid by the Employer in respect of Tax-Related Items are less than Participant’s tax obligations, Participant is solely responsible for any additional taxes due. If amounts paid by the Employer in respect of Tax-Related Items exceed Participant’s tax obligations, Participant’s sole recourse will be against the relevant taxing authorities, and the Company and its Affiliates will have no obligation to issue additional Shares or pay cash to Participant in respect thereof. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the Restricted Stock Units or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, an Affiliate, or Employer pursuant to Applicable Laws) such as, but not limited to, personal income tax returns or reporting statements in relation to the grant, vesting or payment of the Restricted Stock Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant or vesting of the Restricted Stock Units, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (b) do not commit to and are under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share or Restricted Stock Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Award Agreement, no Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.
As a condition to the grant and vesting of the Restricted Stock Units and as set forth in Section 16 of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Affiliate and Employer for) any Tax-Related Items. In this regard, Participant authorizes the Company and/or any Affiliate or Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) by receipt of a cash payment from Participant; (ii) by withholding from Participant’s wages or other cash compensation paid to Participant by the Company or any Affiliate or Employer; (iii) withholding Shares that otherwise would be issued to Participant upon payment of the vested Restricted Stock Units (provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s statutory maximum tax withholding obligations in the applicable jurisdiction(s)); (iv) by withholding from proceeds of the sale of Shares acquired upon payment of the vested Restricted Stock Units through a voluntary sale or a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization), or (v) by any other arrangement approved by the Administrator. Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act, Participant’s obligations with respect to all Tax-Related Items shall be satisfied by the Company withholding Shares that otherwise would be issued to Participant upon payment of the vested Restricted Stock Units; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s minimum tax withholding obligations. Any Shares withheld pursuant to this Section 7 shall be valued based on the Fair Market Value as of the date the withholding obligations are satisfied. Furthermore, Participant agrees to pay the Company, Affiliate, or Employer any Tax-Related Items that cannot be satisfied by the foregoing methods.
8.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.
9.No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF SHALL OCCUR ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER OR THE COMPANY (OR ANY AFFILIATE) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.
Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company, any Affiliate or the Employer, and that are outside the scope of Participant’s employment or service contract, if any; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, any Affiliate or the Employer, subject to Applicable Laws; (h) in consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of employment by the Employer (for any reason whatsoever and whether or not in breach of Applicable Laws, including, without limitation, applicable local labor laws) or from the application of any clawback or recoupment policy adopted by the Company or imposed by Applicable Law; (i) the Restricted Stock Units and the benefits under the Plan, if any, will not without the Administrator’s consent transfer to another company in the case of a merger, take-over or transfer of liability, and (j) unless otherwise agreed with the Company in writing, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or Affiliate.
10.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at the Company’s United States headquarters, or at such other address as the Company may hereafter designate in writing.
11.Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of Applicable Laws or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
12.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, the Notice of Grant, this Award Agreement and the Plan will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
13.Additional Conditions to Issuance of Stock and Imposition of Other Requirements. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or compliance of the Shares upon or with any securities exchange or under any Applicable Laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares will violate any state, federal or foreign securities or exchange laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any Applicable Laws or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. The Company shall not be obligated to issue any Shares pursuant to the Restricted Stock Units at any time if the issuance of Shares violates or is not in compliance with any Applicable Laws.
Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any Applicable Laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the Applicable Laws of the country in which he or she is resident at the time of grant or vesting of the Restricted Stock Units or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to the Restricted Stock Units or the Shares. Notwithstanding any provision herein, the Restricted Stock Units and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement). Participant also understands and agrees that if he or she works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him or her as from the Date of Grant, unless otherwise determined by the Company in its sole discretion.
14.Lock-Up Agreement. If so requested by the Company (or any successor thereof) or the underwriters in connection with the initial public offering of the securities of the Company (or any successor or parent thereof), or any other transaction pursuant to which the securities of the Company will be exchanged for securities of a company registered under the Securities Act of 1933, as amended, Participant shall not offer, pledge, sell, contract to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (or any successor thereof) however or whenever acquired without the prior written consent of the Company or such underwriters, as the case may be, for a period of 180 days from the effective date of the registration statement or the consummation of any such transaction, as applicable, and Participant shall execute an agreement reflecting the foregoing as may be requested by the Company (or any successor or parent thereof) or the underwriters at the time of such offering or transaction.

15.Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. If there is a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
16.Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination regarding whether any Restricted Stock Units have vested). All actions taken, and all interpretations and determinations made, by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
17.Electronic Delivery and Acceptance. By accepting this Award, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Notice of Grant, this Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to this or any other Award granted to Participant under the Plan, and/or Participant’s current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to [_________________].
18.Translation. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Laws.
19.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
20.Agreement Severable. If any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
21.Modifications to this Award Agreement. The Notice of Grant, this Award Agreement and the Plan constitute the entire understanding of the parties on the subjects covered herein and therein. Participant expressly warrants that he or she is not accepting the Notice of Grant and this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to the Notice of Grant and/or this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or the

Notice of Grant or this Award Agreement, the Company reserves the right to revise the Notice of Grant and/or this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Award of Restricted Stock Units.
22.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company and any Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from this Award.
Participant understands that the Company and any Affiliate or any designated third parties may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any Affiliate, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or share plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Affiliate that is Participant’s employer and its payroll provider.
For more information regarding the collection, use, storage, and transfer of Participant’s Personal Data, Participant should also refer to the Company Employee/HR Data Privacy Policy (which is available to Participant separately and may be updated from time to time).
23.Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.

24.Agreement to Furnish Information. Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any Applicable Laws.
25.Clawback. Notwithstanding any provision in the Notice of Grant, this Award Agreement or the Plan to the contrary, to the extent required by (a) Applicable Laws, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any Securities Exchange Commission rule, and the listing standards of any national securities exchange or association on which the Company’s securities are listed, and/or (b) any policy that may be adopted or amended by the Company from time to time, all Shares issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such Applicable Laws and/or policy.
26.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
27.Governing Law and Venue. The Notice of Grant, this Award Agreement and the Plan will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Notice of Grant, this Award Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts
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